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                                                                     Exhibit 2.2

                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                November 12, 2001

                                      AMONG

                 BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.,

                                  GAMECO, INC.

                                       AND

                              BH ACQUISITION, INC.

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                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of November 12, 2001 by and among Gameco, Inc., a Delaware corporation ("Parent"), BH Acquisition, Inc., a Colorado corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), and Black Hawk Gaming & Development Company, Inc., a Colorado corporation (the "Company"). Parent, Merger Subsidiary and the Company are referred to collectively herein as the "Parties."

     WHEREAS, the Parties are parties to an Agreement and Plan of Merger dated as of April 25, 2001 (the "Merger Agreement"), which permits any party thereto to terminate the Merger Agreement under specified circumstances if the transactions provided for therein are not consummated on or before December 31, 2001;

     WHEREAS, the September 11, 2001 terrorist attacks in New York City and Washington, D.C. and ensuing events have disrupted the financial markets and made it impracticable for Parent and the Company to obtain the contemplated financing to consummate those transactions on or before December 31, 2001; and

     WHEREAS, in light of the foregoing and the Parties' continuing belief that consummation of the transactions contemplated by the Merger Agreement is in the best interests of the Parties and of the Company's shareholders, the Parties desire to extend the date on which the Merger Agreement may be so terminated;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 1. Parent and Merger Subsidiary Representations and Warranties.
                -----------------------------------------------------------
Parent and Merger Subsidiary jointly and severally represent and warrant to the Company that (a) each of Parent and Merger Subsidiary has full corporate power and authority to enter into this Amendment, (b) this Amendment has been approved and adopted by the Boards of Directors of Parent and Merger Subsidiary and Parent as the sole stockholder of Merger Subsidiary, and no other corporate or similar proceeding on the part of Parent or Merger Subsidiary is necessary to authorize the execution and delivery of this Amendment, and (c) this Amendment has been duly executed and delivered by each of Parent and Merger Subsidiary and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and legally binding agreement of each of Parent and Merger Subsidiary enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     Section 2. Company Representations and Warranties. The Company represents
                --------------------------------------
and warrants to Parent and Merger Subsidiary that (a) the Company has the requisite corporate power and authority to enter into this Amendment, (b) this Amendment has been approved and adopted by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Amendment, and (c) this Amendment has been duly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Parent and Merger Subsidiary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance

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with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     Section 3. Amendment. The parties hereby amend the Merger Agreement by
                ---------
deleting the phrase "December 31, 2001" in section 7.01(ii) of the Merger Agreement and inserting in lieu thereof the phrase "April 1, 2002."

     Section 4. Effect. The Merger Agreement, as amended hereby, remains in full
                ------
force and effect, and all references therein to the "Agreement" refer to the Merger Agreement as amended by this Amendment, except where the context requires otherwise.

                           [Signature page to follow]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                    BLACK HAWK GAMING & DEVELOPMENT
                                    COMPANY, INC.

                                    /s/ Stephen R. Roark
                                    --------------------------------------------
                                    Name:  Stephen R. Roark
                                    Title: President

                                    GAMECO, INC.

                                    /s/ Jeffrey P. Jacobs
                                    --------------------------------------------
                                    Name:  Jeffrey P. Jacobs
                                    Title: President

Merger Subsidiary:

                                    BH ACQUISITION, INC.

                                    /s/ Jeffrey P. Jacobs
                                    --------------------------------------------
                                    Name:  Jeffrey P. Jacobs
                                    Title: President

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